UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2013

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana		47708
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 8, 2013, Old National Bank, a wholly-owned subsidiary of Old National Bancorp (the “Company”), entered into a Purchase and Assumption Agreement (“Purchase Agreement”) with Bank of America, National Association (“Bank of America”) pursuant to which Old National Bank will purchase certain assets and assume certain liabilities (the “Purchase”) of 24 branch offices of Bank of America in Northern Indiana and Southwestern Michigan (collectively, the “Branches”).

Pursuant to the terms of the Purchase Agreement, Old National Bank has agreed to assume certain deposit liabilities and to acquire certain loans, as well as cash, real property, furniture, and other fixed operating assets associated with the Branches. The deposit and loan balances were approximately $778.8 million and $7.7 million, respectively, as of August 2012. Old National Bank has also agreed to assume certain leases relating to the Branches.

The completion of the Purchase is subject to regulatory approval required by the Office of the Comptroller of the Currency and normal customary closing conditions. Subject to the satisfaction of such conditions, Old National Bank and Bank of America expect to close the Purchase in the third quarter of 2013. Pursuant to the Purchase Agreement, Old National Bank will be offering employment to all current employees of Bank of America located at the Branches, subject to standard background screening.

Old National Bank and Bank of America made customary representations, warranties, and covenants in the Purchase Agreement. Old National Bank and Bank of America have also agreed to indemnify each other (subject to customary limitations) with respect to the Purchase, including for breaches of representations and warranties, breaches of covenants, liabilities not retained or assumed, and conduct of the business of the Branches and operation and use of the purchased assets during certain time periods.

The purchase price for the purchased assets will be computed as the sum of the: (i) average daily closing balance of the deposits for the thirty (30) day period prior to the closing multiplied by 2.94%; (ii) net book value of the loans assumed at closing multiplied by 94.7%, plus accrued interest; (iii) aggregate amount of cash as of the closing; and (iv) aggregate net book value of all of the other assets being acquired.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated into this report by reference. A copy of the press release, dated January 9, 2013, issued by the Company to announce the execution of the Purchase Agreement, is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On January 9, 2013, the Company issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Purchase and Assumption Agreement dated January 8, 2013 between Old National Bank and Bank of America, National Association.

99.1	Press Release issued by Old National Bancorp on January 9, 2013.

*	Certain schedules and exhibits have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2013

OLD NATIONAL BANCORP

By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Purchase and Assumption Agreement dated January 8, 2013 between Old National Bank and Bank of America, National Association.

99.1	Press Release issued by Old National Bancorp on January 9, 2013.

*	Certain schedules and exhibits have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K

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